Exhibit 5.1

October 25, 2024

Matter No.:364738

Doc Ref: 25190868.1

+1 441 298 7861

robert.alexander@conyers.com

Tiziana Life Sciences Ltd.

Century House

16 Par-la-Ville Road

Hamilton HM 08

Bermuda

Dear Sirs,

Re: Tiziana Life Sciences Ltd. (the “Company”) and Registration Statement on Form F-3 (File No. 333- 252441)

We have acted as special Bermuda counsel to the Company in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated March 3, 2022 (the “Base Prospectus”), and the prospectus supplement dated September 1, 2023 (collectively with the Base Prospectus, the “Prospectus”), relating to the offering by the Company of up to $50,000,000 of shares (the “Shares”) of the Company’s common shares, par value $0.001 per share (“Common Shares”). The Shares are covered by the Registration Statement and we understand that the Shares are to be offered and sold in the manner described in the Prospectus. This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on September 1, 2023, unanimous written resolutions of the Company’s board of directors dated February 1, 2022 (the “Resolutions”), the branch register of members of the Company (the “Branch Register”) prepared by Computershare Inc., the branch registrar of the Company on October 24, 2024, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, and (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter. Our opinion in paragraph 2 below is based solely upon a review of the Branch Register.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to Form 6-K which is incorporated by reference in the Prospectus and to the references to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited